EXHIBIT 10.7


                   FIRST NATIONAL BANK OF NORTHERN CALIFORNIA

                       NONSTATUTORY STOCK OPTION AGREEMENT


         1. Grant. First National Bank of Northern California, a national banking association (the "Bank"), hereby grants to _____________________________ (the "Optionee"), an option (the "Option") to purchase a total of ____________ shares of common stock, par value $1.25 per share, of the Bank, at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the First National Bank of Northern California 1997 Stock Option Plan (the "Plan"). The Optionee has been provided with a copy of the Plan. Capitalized terms defined in the Plan shall have the same defined meanings herein.

         2. Nature of the Option. This Option is intended by the Bank and the Optionee to be a nonstatutory stock option and does not qualify for any special tax benefits to the Optionee. This option is not an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

         3. Exercise Price. The Exercise Price is $_______________ for each share of common stock, which price is not less than one hundred percent (100%) of the fair market value per share of the common stock of the Bank on the date of grant, being the date hereof (the "Grant Date").

         4. Term of Option. Subject to earlier termination as provided in the Plan, this Option shall terminate on ______________________, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

         5. Exercise of Option. This Option shall be exercisable during its term in accordance with the provisions of Sections 7 and 8 of the Plan as follows:

               (a) Right to Exercise. This Option shall vest cumulatively from the date of grant of the Option, exercisable during a period of __________ months after the Grant Date as follows:

                      (1) This Option may be exercised immediately to the extent of not more than ____ percent (__%) of the Shares;

                      (2) Upon or after the expiration of _________ (__) months from the Grant Date, this Option may be exercised to the extent of an additional ____ percent (__%) of the Shares;

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                      (3)    Upon or after the expiration of _________ (__)
               months from the Grant Date, this Option may be exercised to the extent of an additional ____ percent (__%) of the Shares;

                      (4) Upon or after the expiration of _________ (__) months from the Grant Date, this Option may be exercised to the extent of an additional ____ percent (__%) of the Shares; and

                      (5) Upon or after the expiration of _________ (__) months from the Grant Date, this Option may be exercised to the extent of an additional ____ percent (__%) of the Shares.

         Any portion of the Option not exercised shall accumulate and can be exercised any time prior to or upon the expiration of _________ (__) months from the Grant Date.

               (b) Minimum Exercise. This Option may not be exercised for less than ten (10) Shares nor for a fraction of a Share.

               (c) Method of Exercise. This Option shall be exercisable by written notice which shall state the election to exercise the Option and specify the number of whole Shares in respect of which the Option is being exercised. Such written notice shall be signed by the Optionee and shall be delivered, in person or by certified mail, to the Secretary of the Bank accompanied by payment of the Exercise Price as specified below.

         No Shares will be issued pursuant to the exercise of the Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange or inter-dealer quotation system upon which the shares of the Bank's common stock may then be listed or quoted. Assuming such compliance, the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares. An Optionee shall have no rights as a shareholder of the Bank with respect to any Shares until the issuance of a stock certificate to the Optionee for such Shares.

               (d) Method of Payment. The entire Exercise Price of Shares issued under this Option shall be payable in cash or by certified check, official bank check, or the equivalent thereof acceptable to the Bank at the time when such Shares are purchased. Such payment also shall include the amount of any withholding tax obligation which may arise in connection with the exercise, as determined by the Bank. In addition, subject to Section 9 below, payment may be made in any of the following forms as indicated by an "x" in the relevant parenthesis:

                      ( ) Surrender of Stock. Payment of all or part of the Exercise Price and any withholding taxes may be made all or in part with Shares which have already been owned by the Optionee or Optionee's representative for more than six (6) months and which are surrendered to the Bank in good form for

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transfer. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased pursuant to exercise of the Option.

                      ( ) Exercise/Sale. Payment may be made by the delivery (on a form prescribed by the Bank) of an irrevocable direction to a securities broker approved by the Bank to sell Shares and to deliver all or part of the sales proceeds to the Bank in payment of all or part of the Exercise Price and any withholding taxes.

                      ( ) Exercise/Pledge. Payment may be made by the delivery (on a form prescribed by the Bank) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Bank, as security for a loan, and to deliver all or part of the loan proceeds to the Bank in payment of all or part of the Exercise Price and any withholding taxes.

               (e) Termination of Service. In the event that the Optionee's status as an employee of the Bank terminates:

                      (i) As a result of such Optionee's death or total and permanent disability, the term of the Option shall expire twelve (12) months after such death or total and permanent disability but not later than the expiration date specified in Section 4 above.

                      (ii) As a result of termination by the Bank for cause, the term of the Option shall expire as of the date on which the Bank's notice or advice of such termination is dispatched to Optionee, but not later than the expiration date specified in Section 4 above. For purposes of this paragraph
(ii), "cause" shall mean an act of embezzlement, fraud, dishonesty, breach of fiduciary duty to the Bank, or the deliberate disregard of rules of the Bank which results in loss, damage or injury to the Bank, the unauthorized disclosure of any of the secrets or confidential information of the Bank, the inducement of any client or customer of the Bank to break any contract with the Bank, or the inducement of any principal for whom the Bank acts as agent to terminate such agency relationship, the engagement in any conduct which constitutes unfair competition with the Bank, the removal of Optionee from office by any court or bank regulatory agency, or such other similar acts which the Committee in its discretion determines to constitute good cause for termination of Optionee's employment. As used in this paragraph (ii), Bank includes Affiliates of the Bank.

                      (iii) As a result of termination for any reason other than total and permanent disability, death or cause, the term of the Option shall expire three (3) months after such termination, but not later than the original expiration date specified in Section 4 above.

         Neither the Plan nor this Option shall be deemed to give Optionee a right to remain an employee of the Bank or an Affiliate. The Bank and its Affiliates reserve the right to terminate the employment of any employee at any time, with or without cause, subject to applicable laws and the terms of any written employment agreement.

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         6. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will, by written beneficiary designation or by the laws of descent and distribution, and may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

         7. Adjustment of Shares. In the event of a subdivision of the outstanding shares of common stock of the Bank, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the value of Shares, a combination or consolidation of the outstanding shares of common stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Bank shall make appropriate adjustments in the number of Shares covered by the Option and in the Exercise Price of the Option.

         In the event that the Bank is a party to a merger or other reorganization, the Option shall be subject to the agreement of merger or reorganization. Subject to the provisions of Section 12 of the Plan, such agreement may provide, without limitation, for the assumption of all outstanding options by the surviving corporation or its parent, for their continuation by the Bank (if the Bank is a surviving corporation), for payment of a per-Share cash settlement equal to the difference between the amount to be paid for one Share under such agreement and the Exercise Price, or for the acceleration of the exercisability followed by the cancellation of any option not exercised, in all cases without the optionees' consent. Any cancellation shall not occur until after such acceleration is effective and optionees have been notified of such acceleration and have had reasonable opportunity to exercise their options.

         Except as provided in this Section, Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issuance by the Bank of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to the Option. The grant of this Option pursuant to the Plan shall not affect in any way the right or power of the Bank to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

         8. Taxation Upon Exercise of Option. Optionee understands that upon exercise of this Option, he or she will generally recognize income for tax purposes in an amount equal to the excess of the then fair market value of the Shares over the exercise price. The Bank will be required to withhold tax from Optionee's current compensation with respect to such income; to the extent that Optionee's current compensation is insufficient to satisfy the withholding tax liability, the Bank may require the Optionee to make a cash payment to cover such liability as a condition of exercise of this Option. The Optionee may elect to pay such tax by (i) requesting the Bank to withhold a sufficient number of shares from the shares otherwise due upon exercise or (ii) by delivering a

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sufficient number of shares of the Bank's common stock which have been previously held by the Optionee for such period of time as the Committee may require. The aggregate value of the shares withheld or delivered, as determined by the Committee must be sufficient to satisfy all such applicable taxes, except as otherwise permitted by the Committee. If the Optionee is subject to Section 16 of the Securities Exchange Act of 1934, as amended, the Optionee's election must be made in compliance with rules and procedures established by the Committee.

         9. Resale of Shares. Optionee understands that the Bank is not currently subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended; that the Bank can give no assurance regarding the possibility that the Bank will, at some point in the future, become subject to such requirements; that the Shares have not been registered under the Securities Act of 1933, as amended; that unless so registered, the Shares may not be offered or sold by the Bank except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended, and applicable state or other securities laws; and that the Bank intends that its offer and sale of the Shares will satisfy the conditions of, and therefore qualify for the exemption from registration under the Securities Act of 1933, as amended, provided by SEC Rule 701, made applicable to national banks by the Securities Offering Disclosure Rules of the OCC, and the exemption from qualification under the California Corporate Securities Law of 1968 provided by Section 25100 of the California Corporations Code.

         Optionee further understands and agrees that, as a consequence of the exemption from registration provided by SEC Rule 701, the Shares will be subject to certain resale limitations, as follows: (a) the Shares will be deemed to be "restricted securities" as defined in SEC Rule 144; (b) resale of the Shares by Optionee must be in compliance with the registration requirements of the Securities Act of 1933, as amended, or an exemption therefrom; and (c) under SEC Rule 144, a minimum period of one year must elapse between the date of acquisition of "restricted securities" and any resale of such "restricted securities." That is, upon any exercise of the Option and transfer of the Shares to Optionee, unless the Bank has become subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended, the resale of such Shares will be subject to the one year holding period required under SEC Rule 144. Ninety (90) days after the Bank becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (if ever), such Shares (the "restricted securities") will be eligible to be resold by Optionee in reliance upon SEC Rule 144, without compliance with the minimum one year holding period.

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         Optionee further understands and agrees that the Bank may cause an appropriate restrictive legend or legends to be placed upon any certificate(s) evidencing the Shares, and may issue appropriate "stop-transfer" instructions to the Bank's transfer agent, U.S. Stock Transfer Corporation, in order to ensure compliance with relevant federal and state securities laws, as described hereinabove.


GRANT DATE: ________________________


                                            FIRST NATIONAL BANK OF
                                            NORTHERN CALIFORNIA


                                            By:  _______________________________

                                            Title ______________________________
                                                  Duly Authorized on Behalf of
                                                  First National Bank of
                                                  Northern California


         Optionee represents that Optionee is familiar with the terms and provisions of this Option and hereby accepts the same subject to all the terms and provisions hereof. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors or its duly appointed Committee upon any questions arising under the Plan.


         Dated: ____________________              ______________________________
                                                           Optionee

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